EXHIBIT 99.1

DIVIDEND PRESS RELEASE ON JUNE 10, 2005

Merrill Merchants Bancshares, Inc. Declares an 18% Increase in Cash Dividend

Bangor, Maine, June 10, 2005: Edwin N. Clift, Chairman and Chief Executive Officer of Merrill Merchants Bancshares, Inc. (the "Company") (NASDAQ:MERB), the parent company of Merrill Merchants Bank, announced that the Company has declared a cash dividend of $ .16 per share on the Company’s common stock for the second quarter of 2005. This is an increase of 18% over last year’s second quarter dividend and an increase of $.01 over the previous quarter’s dividend. The cash dividend will be payable to all shareholders of record as of July 15, 2005, and will be paid on July 29, 2005.

The Company’s subsidiary, Merrill Merchants Bank is headquartered in Bangor, Maine. Merrill Merchants Bank provides consumer, commercial, and trust and investment services through its eleven locations in Central and Eastern Maine. The Bank is a “Preferred Lender” of the Small Business Administration.

For further information contact:
Edwin N. Clift, Chairman and Chief Executive Officer (eclift@merrillmerchants.com)
Deborah A. Jordan, Chief Financial Officer (djordan@merrillmerchants.com)
Merrill Merchants Bancshares, Inc.
www.merrillmerchants.com
(207) 942-4800